Exhibit 99.1

Media contact:

Karla Olsen,

sr. manager, media relations

Phone: 888.613.0003

FAX: 316.261.6769

karla_olsen@wr.com

Investor contact:

Bruce Burns,

director, investor relations

Phone: 785.575.8557

bruce_burns@wr.com

WESTAR ENERGY UNIT COMPLETES SALE OF PROTECTION ONE EUROPE

TOPEKA, Kan., June 30, 2003 – Westar Energy, Inc. (NYSE: WR) announced today its wholly owned subsidiary Westar Industries, Inc. has completed the divestiture of its interest in Protection One Europe to ABN Amro Capital France.

“The completion of this transaction is a positive step toward the realization of our goals at Westar Energy. This transaction demonstrates the commitment of our team to our restructuring plan and our resolve to return Westar Energy to its roots as a pure electric utility” said Mark Ruelle, Westar Energy executive vice president and chief financial officer.

The sale reduces Westar Energy’s consolidated debt levels by approximately $114 million, comprised of cash proceeds, the buyer’s assumption of debt on Westar Energy’s balance sheet and Westar Energy’s ability to offset taxes otherwise payable out of the gain on the sale in February of its holdings in ONEOK, Inc. (NYSE: OKE)

UBS Warburg acted as advisor to Westar Energy on the transaction.

Westar Energy unit completes sale of Protection One Europe, page 2

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas and owns interests in monitored security and other investments. Westar Energy provides electric service to about 653,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates more than 36,600 miles of electric distribution and transmission lines. The company has total assets of approximately $6.9 billion, including security company holdings through ownership of Protection One, Inc. (NYSE: POI). Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa, Okla.- based natural gas company, Westar Energy has a 27.5 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.9 million customers.

For more information about Westar Energy, visit us on the Internet at http://www.wr.com.

Forward-looking statements: Certain matters discussed in news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning: capital expenditures; earnings; liquidity and capital resources; litigation; accounting matters; possible corporate restructurings, mergers, acquisitions and dispositions; the sale of assets proposed in our Debt Reduction and Restructuring Plan filed with the Kansas Corporation Commission on Feb. 6, 2003; compliance with debt and other restrictive covenants; interest and dividends; environmental matters; nuclear operations; and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as: electric utility deregulation or re-regulation; regulated and competitive markets; ongoing municipal, state and federal activities; economic conditions; changes in accounting requirements and other accounting matters; changing weather; rate and other regulatory matters, including the impact of the Nov. 8, 2002, and Dec. 23, 2002, orders issued by the Kansas Corporation Commission requiring debt reduction; amendments or revisions to our Debt Reduction and Restructuring Plan filed with the Kansas Corporation Commission; the impact of changes and downturns in the energy industry and the market for trading wholesale electricity; the sale of our interests in ONEOK, Inc., the proposed sales of our interest in Protection One, Inc. and Protection One Europe; the federal grand jury subpoena by the United States Attorney’s Office requesting certain information; the Securities and Exchange Commission’s review of our consolidated financial statements; the subpoena received from the Federal Energy Regulatory Commission seeking information on power trades with Cleco Corporation and its affiliates and on other power marketing transactions; political, legislative and regulatory developments; regulatory, legislative and judicial actions; the impact of the purported shareholder and employee class action lawsuits filed against Westar Energy, Inc.; the impact of changes in interest rates generally and specifically, changes in the London Interbank offer rate (LIBOR) on the fair value of our swap transactions; changes in the expected tax benefits resulting from expected losses on the sale of our monitored security businesses and expected gains from the sale of our remaining investment in ONEOK, Inc.; homeland security considerations; coal, natural gas and oil prices; and other circumstances affecting anticipated operations, sales and costs.

These lists are not all-inclusive because it is not possible to predict all possible factors. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.